Exhibit 4.2(g)

SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 28, 2020, among CBRE Holdings, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), and an indirect subsidiary of CBRE Services, Inc., a Delaware corporation (the “Issuer”), the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Initial Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 14, 2013, providing for the issuance of an unlimited aggregate principal amount of debt securities (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances subsidiaries of the Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally Guarantee all of the Issuer’s payment obligations under a specified series of the Securities on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 901(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.	Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors of the Issuer’s:
A.	5.25% Senior Notes due 2025 (the “2025 Notes”), including Article VI of the Second Supplemental Indenture, dated as of September 24, 2014, relating to the 2025 Notes; and
B.

4.875% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Specified Securities”), including Article VI of the Fourth Supplemental Indenture, dated as of August 13, 2015, relating to the 2026 Notes; and, with respect each of the Specified Securities, including Article XV of the Indenture.

3.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.

Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE ISSUER, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES OR THE SPECIFIED SECURITIES.

5.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.	Headings. The section headings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.
7.

Binding Obligation.  This Supplemental Indenture has been duly executed and delivered by the Guaranteeing Subsidiary and constitutes a valid and binding agreement of each of the Guaranteeing Subsidiary, enforceable against the Guaranteeing Subsidiary in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors, (b) general equitable principles (whether considered in a proceeding in equity or law) and (c) an implied covenant of good faith and fair dealing.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CBRE HOLDINGS, LLC
By: CBRE PARTNER, INC., its Managing Member
/s/ Pasha Zargarof
Name:Pasha Zargarof
Title:Senior Vice President

CBRE SERVICES, INC., as Issuer

/s/ Debbie Fan
Name: Debbie Fan
Title:Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By
/s/ Casey A. Boyle
Name: Casey A. Boyle
Title: Assistant Vice President

[Signature Page to the Supplemental Indenture]

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